UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 21, 2014

Basta Holdings Corp.
 (Exact name of registrant as specified in its charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse Suite 518 Bay Harbor Islands, FL 33154

(Address of principal executive offices)

(305) 867-1228
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01                      Other Events

On August 19, 2014 we entered into a Letter of Intent with Heli Jet S.A.S. (“Heli Jet”) which provides the frame work for us acquiring 49% of Heli Jet which is located in Bogota, Colombia.  Heli Jet is a general aviation company with two locations in Colombia that specializes in providing fixed wing aircraft leases primarily in the form of chartered jets for corporate executives. The LOI requires that once a final agreement is reached, Heli Jet.  The amount of revenues which the Company will generate if a final agreement is reached is to be determined.  There is of no assurance that a final agreement will be reached. The LOI with Heli Jet is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, our common stock has been assigned the following ISIN number: US0702551047.  An ISIN number is an International Securities Identification Number which uniquely identifies a specific securities issue, which in this case is our commons stock.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description

10.1	Letter of Intent with Heli Jet S.A.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basta Holdings Corp.
(Issuer)

By:	/s/ Jacob Gitman
Jacob Gitman, President

Dated: August 25, 2014